Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Viasystems Group, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of July, 2015.

BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

STEPHEN H. DECKOFF

By:	/s/ Stephen H. Deckoff

GSC RECOVERY II, L.P.
By: GSC Recovery II GP, L.P., its general partner
By: GSC RII, LLC, its general partner
By: GSC Acquisition Holdings, L.L.C., its managing member
By: GSC Manager, LLC, its managing member
By: Black Diamond Capital Management, L.L.C., its managing member

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal

GSC RECOVERY IIA, L.P.
By: GSC Recovery IIA GP, L.P., its general partner
By: GSC RIIA, LLC, its general partner
By: GSC Acquisition Holdings, L.L.C., its managing member
By: GSC Manager, LLC, its managing member
By: Black Diamond Capital Management, L.L.C., its managing member

By:	/s/ Stephen H. Deckoff
Name:	Stephen H. Deckoff
Title:	Managing Principal